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EXHIBIT 25.1

    SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM T-1

Statement of Eligibility and Qualification under the
Trust Indenture Act of 1939 of a Corporation
Designated to Act as Trustee

U.S. Bank Trust National Association
(Exact name of trustee as specified in its charter)

United States (State of Incorporation)	94-3160100 (IRS Employer Identification No.)

550 South Hope Street, Suite 500
Los Angeles, California 90071
(Address of principal executive offices and zip code)

SCHULER HOMES, INC.
(Exact name of obligor as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation or organization)

99-0351900
(IRS Employer Identification No.)

400 Contential, Suite 400
El Segundo, CA 90245
(Address of principal executive offices and Zip code)

SCHULER HOMES, INC.
400 Contential, Suite 400
El Segundo, CA 90245
(310) 563-5310
(Names, addresses and telephone numbers of agents for service)

9 3/8% Senior Notes Due 2009
10 1/2% Senior Subordinated Notes Due 2011
(Title of the indenture securities)

GENERAL
1.	GENERAL INFORMATION Furnish the following information as to the trustee.
(a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington DC
(b) Whether it is authorized to exercise corporate trust powers.
Yes
2.	AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.
None
See Note following Item 16.
Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
16.	LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification.
Exhibit 1—Articles of Association of U.S. Bank Trust National Association dated June 5, 1992. Incorporated herein by reference to Exhibit 1 filed with Form T-1 statement, Registration No. 33-50826

Exhibit 2—Certificate of the Comptroller of Currency as to authority of U.S. Bank Trust National Association to commence the business of banking. Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration
No. 33-50826

Exhibit 3—Authorization of the Comptroller of Currency granting U.S. Bank Trust National Association the right to exercise corporate trust powers. Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No.33-50826
Exhibit 4—By-Laws of U.S. Bank Trust National Association, dated June 15, 1992. Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No.33-50826
Exhibit 5—Not Applicable
Exhibit 6—Consent of U.S. Bank Trust National Association required by Section 321(b) of the Act. Incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No.33-50826

Exhibit 7—Report of Condition of U.S. Bank Trust National Association, as of the close of business on June 30, 2001 published pursuant to law or the requirements of its supervising or examining authority.

NOTE

    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the trustee by the obligor. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. Bank Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Los Angeles and State of California on the 26th day of September 2001.

U.S. BANK TRUST NATIONAL ASSOCIATION
By:	/s/ GONZALO UREY Gonzalo Urey Assistant Vice President
Attest:	/s/ TAMARA MAWN Tamara Mawn Vice President

EXHIBIT 6

C O N S E N T

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. Bank Trust National Association, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 3, 2001

U.S. BANK TRUST NATIONAL ASSOCIATION
By:	/s/ GONZALO UREY Gonzalo Urey Assistant Vice President

U.S. Bank Trust National Association
Statement of Financial Condition
As of 06/30/01

($000's)

Assets:
Cash and Balances Due From Depository Institutions:	86,736
Federal Reserve Stock:	1,270
Fixed Assets:	737
Intangible Assets:	51,868
Other Assets:	12,846

Total Assets:	153,457

Liabilities:
Other Liabilities:	6,734

Total Liabilities:	6,734

Equity:
Common and Preferred Stock:	1,000
Surplus:	126,260
Undivided Profits and Capital Reserve:	19,463
Net unrealized holding gains (losses) on available-for-sale securities	0

Total Equity Capital:	146,723

Total Liabilities and Equity Capital:	153,457

To the best of the undersigned's determination, as of this date the above financial information is true and correct.

U.S. Bank Trust National Association

By:	/s/ GONZALO UREY Gonzalo Urey Assistant Vice President

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NOTE
SIGNATURE
C O N S E N T
U.S. Bank Trust National Association Statement of Financial Condition As of 06/30/01 ($000's)